EXHIBIT 4.4

                                  $165,000,000

                             AVIATION SALES COMPANY

                    8-1/8% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                               February 11, 1998

SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED
CITICORP SECURITIES, INC.
As Initial Purchasers

c/o      SALOMON BROTHERS INC
         Seven World Trade Center
         New York, New York 10048

Dear Sirs:

                  Aviation Sales Company, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $165,000,000 aggregate principal amount of its 8-1/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"). The Senior Subordinated Notes will
(i) have the terms and provisions which are summarized in the Offering Memorandum (as defined herein), (ii) be in the forms specified, (iii) be fully and unconditionally guaranteed on a joint and several senior subordinated basis by Aviation Sales Operating Company, Aviation Sales Bearings Company, Aviation Sales Leasing Company, Aviation Sales Manufacturing & Repair Company, Aviation Sales Finance Company and AVS\Kratz-Wilde Machine Company, Aerocell Structures, Inc., Apex Manufacturing, Inc. (each such subsidiary being a "Subsidiary Guarantor" and all such subsidiaries being, collectively, the "Subsidiary Guarantors"), pursuant to and to the extent set forth in the Indenture (as defined herein) (the "Subsidiary Guarantees") and (iv) be issued pursuant to the provisions of an Indenture, to be dated as of February 17, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and SunTrust Bank, Central Florida, National Association, as Trustee (the "Trustee").

                  The Company and the Subsidiary Guarantors wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Senior Subordinated Notes.

                  1. PRELIMINARY OFFERING MEMORANDUM AND OFFERING MEMORANDUM. The Senior Subordinated Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary offering memorandum, dated January 27, 1998 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated February 11, 1998 (the "Offering Memorandum"), setting forth information regarding the Company, the Subsidiary Guarantors, the Senior Subordinated Notes, the Subsidiary Guarantees and the Exchange Notes (as defined herein). Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Senior Subordinated Notes by the Initial Purchasers.

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                  The Company understands that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Senior Subordinated Notes purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A. Such Qualified
Institutional Buyers are being referred to herein as "Eligible Purchasers."

                  It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Senior Subordinated Notes (and all securities issued in exchange therefor in substitution thereof) shall bear the following legend:

         "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
         (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (e) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  It is also understood and acknowledged that holders (including subsequent transferees) of the Senior Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the date hereof, in substantially the form of Exhibit A hereto, for so long as such Senior Subordinated Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement) and subject to the other terms of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will agree
(i) to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, a

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registration statement on the appropriate form under the Act relating to the
Company's 8-1/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") to be offered in exchange for the Senior Subordinated Notes (the "Registered Exchange Offer") and (ii) under certain limited circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Senior Subordinated Notes, and to use its best efforts to cause such registration statements to be declared effective. This Agreement, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents".

                  Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or the Offering Memorandum.

                  2. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Subsidiary Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.745% of the principal amount thereof, the principal amount of Senior Subordinated Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto.

                         (b) The Initial Purchasers have advised the Company
that they propose to offer the Senior Subordinated Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser (i) is purchasing the Senior Subordinated Notes pursuant to a private sale exempt from registration under the Act, (ii) will not solicit offers for, or offer or sell, the Senior Subordinated Notes by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (iii) will solicit offers for the Senior Subordinated Notes only from, and will offer, sell or deliver the Senior Subordinated Notes as part of its initial offering, only to persons whom such Initial Purchaser reasonably believes to be Qualified Institutional Buyers, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A. The Initial Purchasers have advised the Company that they will offer the Senior Subordinated Notes to Eligible Purchasers at a price initially equal to 99.395% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Senior Subordinated Notes. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

                  The Initial Purchasers understand that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchasers hereby consent to such reliance.

                  3. DELIVERY OF THE SENIOR SUBORDINATED NOTES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Senior Subordinated Notes shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, at 10:00 A.M., New York City time, on February 17, 1998 (the "Closing Date"). The place of closing for the Senior Subordinated Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

                  The Senior Subordinated Notes which the Initial Purchasers may elect to purchase will be

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delivered to the Initial Purchasers against payment of the purchase price therefor in immediately available funds. The Senior Subordinated Notes will be evidenced by one or more global securities in definitive form (the "Global Note"), and will be registered, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"). The Senior Subordinated Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

                  4. AGREEMENTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and the Subsidiary Guarantors, jointly and severally, agree with the Initial Purchasers as follows:

                           (a) To advise the Initial Purchasers promptly and, if
requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any material change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum (as then amended or supplemented) to comply with any law.

                           (b) To furnish to the Initial Purchasers, without
charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as the Initial Purchasers may reasonably request.

                           (c) Not to make any amendment or supplement to the
Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

                           (d) Prior to the execution and delivery of this
Agreement, the Company has delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Senior Subordinated Notes are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Senior Subordinated Notes are offered by the Initial Purchasers and by all dealers to whom Senior Subordinated Notes may be sold, in connection with the offering and sale of the Senior Subordinated Notes.

                           (e) If, at any time prior to completion of the
distribution of the Senior Subordinated Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Initial Purchasers should be set forth in the Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto or such document, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

                           (f) To cooperate with the Initial Purchasers and with
their counsel in connection with the qualification of the Senior Subordinated Notes for offering and sale by the Initial

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Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Senior Subordinated Notes, in any jurisdiction where it is not now so subject.

                           (g) So long as any of the Senior Subordinated Notes
are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, any stock exchange on which any securities of the Company are listed or any regulatory body governing state securities or Blue Sky laws and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

                           (h) If this Agreement shall terminate or shall be
terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or the Subsidiary Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Subsidiary Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by them in connection herewith, but without any further obligation on the part of the Company or Subsidiary Guarantors for loss of profits or otherwise.

                           (i) To apply the net proceeds from the sale of the
Senior Subordinated Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum.

                           (j) Except as stated in this Agreement and in the
Preliminary Offering Memorandum and Offering Memorandum, neither the Company nor the Subsidiary Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the price of the Senior Subordinated Notes to facilitate the sale or resale of the Senior Subordinated Notes. Except as permitted by the Act, neither the Company nor any of the Subsidiary Guarantors will distribute any offering material in connection with the Exempt Resales.

                           (k) To use their best efforts to cause the Senior
Subordinated Notes to be designated Private Offerings Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Senior Subordinated Notes to be eligible for clearance and settlement through DTC.

                           (l) From and after the Closing Date, so long as any
of the Senior Subordinated Notes are outstanding and are "Restricted Securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will furnish to holders of the Senior Subordinated Notes and prospective purchasers of Senior Subordinated Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale

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of the Senior Subordinated Notes.

                           (m) The Company has complied and will comply with
all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

                           (n) Not to sell, offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Subordinated Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Senior Subordinated Notes.

                           (o) To comply with all the terms and conditions of
the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Senior Subordinated Notes by DTC for "book entry" transfer.

                           (p) Concurrently with any registration of the Senior
Subordinated Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and any necessary supplemental indentures will be entered into in connection therewith.

                           (q) Not to voluntarily claim, and will resist
actively all attempts to claim, the benefit of any usury laws against holders of the Senior Subordinated Notes.

                           (r) To do and perform all things reasonably required
or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Senior Subordinated Senior Subordinated Notes.

                  5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARY GUARANTORS. The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

                           (a) The Preliminary Offering Memorandum and Offering
Memorandum with respect to the Senior Subordinated Notes have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or the Subsidiary Guarantors, is contemplated.

                           (b) The Preliminary Offering Memorandum and the
Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

                           (c) The Indenture has been duly and validly
authorized by the Company and

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the Subsidiary Guarantors and, upon its execution and delivery by the Company and the Subsidiary Guarantors and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Senior Subordinated Notes contemplated hereby or in connection with the Exempt Resales.

                           (d) The Senior Subordinated Notes have been duly
authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of the Senior Subordinated Notes in the Offering Memorandum will conform in all material respects to the Senior Subordinated Notes.

                           (e) The Subsidiary Guarantees to be endorsed on the
Senior Subordinated Notes have been duly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors and when the Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees.

                           (f) The Exchange Notes have been duly authorized by
the Company and, when executed by the Company and authenticated by the Trustee and delivered in accordance with the Registered Exchange Offer and the Indenture, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of the Exchange Notes in the Offering Memorandum will conform in all material respects to the Exchange Notes.

                           (g) The Subsidiary Guarantees to be endorsed on the
Exchange Notes have been duly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors and when the Exchange Notes are issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, such Subsidiary Guarantees will have been validly issued and delivered and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees.

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                           (h) All the outstanding shares of capital stock of
the Company have been duly authorized and validly issued and are fully paid and nonassessable and are free of any preemptive or similar rights; the authorized capital stock of the Company conforms to the description thereof in the Offering Memorandum.

                           (i) The Company is a corporation duly organized,
validly existing and in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries (the "Subsidiaries") taken as a whole (a "Material Adverse Effect").

                           (j) The Subsidiary Guarantors are the only
subsidiaries of the Company (except for Aviation Sales Company FSC, Ltd. and Aviation Sales SPS I, Inc. which have no material operations or assets). Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or be in good standing does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest (except for security interests in favor of Citicorp USA, Inc. as agent for the Company's various lenders), equity or other encumbrance, except as described in the Offering Memorandum.

                           (k) There are no legal or governmental proceedings
pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened, against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their respective properties is subject, that are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or to materially affect the issuance of the Senior Subordinated Notes or the Subsidiary Guarantees or the consummation of the transactions contemplated by this Agreement. There are no material agreements, contracts, indentures, leases or other instruments that are not described in the Offering Memorandum.

                           (l) Neither the Company nor any of the Subsidiaries
is (i) in violation of its certificate or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except where any such violation or violations in the aggregate would not have a Material Adverse Effect or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such default or defaults in the aggregate would not have a Material Adverse Effect.

                           (m) None of the issuance, offer, sale or delivery of
the Senior Subordinated

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Notes or the Subsidiary Guarantees, the execution, delivery or performance of this Agreement or the Indenture or the Registration Rights Agreement by the Company and the Subsidiary Guarantors or the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required in connection with the registration under the Act of the Senior Subordinated Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiary Guarantors or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                           (n) The accountants, Arthur Andersen LLP and Clark,
Schaefer, Hackett & Co., who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), each are independent public accountants under Rule 101 of the AICPA'a Code of Professional Conduct, and its interpretation and rulings.

                           (o) The consolidated historical financial statements,
together with related schedules and notes, included in the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the entities covered thereby on the basis stated in the Offering Memorandum at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. The pro forma financial statements included in the Offering Memorandum (and any amendment or supplement thereto) have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the Offering Memorandum (and any amendment or supplement thereto). The other financial and statistical data included in the Offering Memorandum, historical and pro forma, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the entities covered thereby.

                           (p) The execution and delivery of, and the
performance by the Company and the Subsidiary Guarantors of their obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company and the Subsidiary Guarantors, respectively, and this Agreement has been duly executed and delivered by the Company and the Subsidiary Guarantors and constitutes, and the Registration Rights Agreement when executed by the Company and the Subsidiary Guarantors will constitute, the valid and legally binding agreements of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy, and the description of the Registration Rights Agreement in the in the Offering Memorandum conforms in all materials respects to the Registration Rights Agreement.

                           (q) Except as disclosed in the Offering Memorandum
(or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                           (r) Each of the Company and the Subsidiaries has
good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests (except for security interests in favor of Citicorp USA, Inc. as agent for the Company's various lenders), or other encumbrances except such as are described in the Offering Memorandum, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries taken as a whole.

                           (s) Except as permitted by the Act, the Company has
not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Senior Subordinated Notes, will not distribute any offering material in connection with the offering and sale of the Senior Subordinated Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

                           (t) Each of the Company and the Subsidiaries has such
permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own their respective properties and to conduct their business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum; each of the Company and the Subsidiaries has fulfilled and performed all their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to the operation of the business conducted by the Company or any of the Subsidiaries.

                           (u) The Company maintains a system of internal
accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (v) Neither the Company nor any of the Subsidiaries
nor, to the Company's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which violation would have a Material Adverse Effect.

                           (w) The Company and each of the Subsidiaries have
filed all tax returns required to be filed on or prior to the date hereof (giving effect to applicable extension periods), which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                           (x) Except as disclosed in the Offering Memorandum,
no holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other security of the Company because of the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement. Except as described in or contemplated by the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                           (y) The Company and each of the Subsidiaries own or
possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by any of them or necessary for the conduct of their respective businesses, and the Company and the Subsidiary Guarantors are not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                           (z) Neither the Company nor any Subsidiary is, and
upon sale of the Senior Subordinated Notes and the Subsidiary Guarantees to be issued and sold hereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," no such entity will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (aa) When the Senior Subordinated Notes and the
Subsidiary Guarantees are issued and delivered pursuant to this Agreement, neither such Senior Subordinated Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company or Subsidiary Guarantor that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                           (bb) Neither the Company nor any affiliate (as
defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Senior Subordinated Notes and the Subsidiary Guarantees in a manner that would require the registration of the Senior Subordinated Notes or the Subsidiary Guarantees under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Senior Subordinated Notes and the Subsidiary Guarantees.

                           (cc) The Company is not required to deliver the
information specified in Rule 144A(d)(4) in connection with the offering and resale of the Senior Subordinated Notes and the Subsidiary Guarantees by the Initial Purchasers.

                           (dd) Assuming (i) that the representations and
warranties in Section 2 hereof are true, (ii) that the Initial Purchasers comply with the covenants set forth in Section 2 hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Senior Subordinated Notes is a Qualified Institutional Buyer, the purchase and sale of the Senior Subordinated Notes and the Subsidiary Guarantees pursuant hereto (including the Initial Purchasers' proposed offering of the Senior Subordinated Notes and the Subsidiary Guarantees on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) is exempt from the registration requirements of the Act.

                           (ee) The Company and each of the Subsidiaries have
fulfilled their obligations, if any, under the minimum funding standards of
Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                           (ff) The execution and delivery of this Agreement,
the other Operative Documents and the sale of the Senior Subordinated Notes and the Subsidiary Guarantees to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company and the Subsidiary Guarantors in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

                           (gg) The Company and each of the Subsidiaries are
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                           (hh) To the best knowledge of the Company and the
Subsidiary Guarantors, no labor problem exists with the Company's employees or with employees of any Subsidiary or is imminent, which labor problem could adversely affect the Company and the Subsidiaries, taken as a whole, and the Company and the Subsidiary Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of their principal suppliers, contractors or customers that could be expected to have a Material Adverse Effect.

                           (ii) The Company and the Subsidiaries are (i) in
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) in receipt of all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").

                           (jj) Those persons listed in the Offering Memorandum
under the section entitled "Management -- Executive Officers" are the only persons who constitute executive officers of the Company and have been the only executive officers of the Company at all times since December 31, 1996.

                  6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of such Initial Purchaser expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) on account of any such loss, claim, damage, liability or expense arising from the sale of the Senior Subordinated Notes by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Senior Subordinated Notes to that person without sending or giving, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented) if the Company or the Subsidiary Guarantors have previously furnished sufficient copies thereof to the Initial Purchasers on a timely basis to permit such sending or giving. The foregoing indemnity agreement shall be in addition to any liability which the Company or the Subsidiary Guarantors may otherwise have.

                           (b) If any action, suit or proceeding shall be
brought against any Initial Purchaser or any person controlling such Initial Purchaser in respect of which indemnity may be sought against the Company or the Subsidiary Guarantors, such Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or such controlling person and the indemnifying parties and such Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Initial Purchasers and controlling persons not having actual or potential differing interests with the Initial Purchasers or among themselves, which firm shall be designated in writing by Salomon Brothers Inc, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Initial Purchaser, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                           (c) Each Initial Purchaser agrees, severally and not
jointly, to indemnify and hold harmless the Company and the Subsidiary Guarantors and their respective directors and officers, and any person who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Subsidiary Guarantors to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or the Subsidiary Guarantors, any of their respective directors or officers, or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Initial Purchasers pursuant to this paragraph (c), the Initial Purchasers shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Initial Purchasers shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchasers' expense), and the Company and the Subsidiary Guarantors, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Initial Purchaser may otherwise have.

                           (d) If the indemnification provided for in this
Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Senior Subordinated Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary

Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiary Guarantors on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (e) The Company, the Subsidiary Guarantors and the
Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Senior Subordinated Notes purchased by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Senior Subordinated Notes set forth opposite their names in Schedule I hereto and not joint.

                           (f) No indemnifying party shall, without the prior
written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                           (g) Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid on a monthly basis by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Subsidiary Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any person controlling any Initial Purchaser, the Company, any Subsidiary Guarantor, their respective directors or officers or any person controlling the Company or any Subsidiary Guarantor, (ii) acceptance of any Senior Subordinated Notes and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to an Initial Purchaser or any person controlling such Initial Purchaser, or to the Company, any Subsidiary Guarantor, their respective directors or officers or any person controlling the Company or any Subsidiary Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

                  7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Senior Subordinated Notes hereunder are subject to the following conditions:

                           (a) At the time of execution of this Agreement and
on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company or any Subsidiary Guarantor, be contemplated. No stop order suspending the sale of the Senior Subordinated Notes in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company or any Subsidiary Guarantor, shall be contemplated.

                           (b) Subsequent to the effective date of this
Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Senior Subordinated Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Company and its counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Senior Subordinated Notes.

                           (c) The Initial Purchasers shall have received on the
Closing Date an opinion of Akerman, Senterfitt & Eidson, P.A., counsel for the Company and the Subsidiary Guarantors, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

                         (i) The Company is a corporation duly organized and
                    validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

                         (ii) Each of the Subsidiaries (other than Aviation
                    Sales Company FSC, Ltd.) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries (other than Aviation Sales Company FSC, Ltd.) have been duly authorized and validly issued, are fully paid and nonassessable, and are owned of record and, to the best knowledge of such counsel after reasonable inquiry, beneficially by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest (except for security interests in favor of Citicorp USA, Inc. as agent for the Company's various lenders) or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                         (iii) The authorized capital stock of the Company is as
                    set forth under the caption "Capitalization" in the Offering Memorandum;

                         (iv) All the shares of capital stock of the Company
                    outstanding prior to the issuance of the Senior Subordinated Notes have been duly authorized and validly issued, are fully paid and nonassessable;

                         (v) The Company and the Subsidiary Guarantors have
                    corporate power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to issue, sell and deliver the Senior Subordinated Notes and the Subsidiary Guarantees, respectively, to the Initial Purchasers as provided herein, and each of this Agreement, the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and is a valid, legal and binding agreement of the Company and the Subsidiary Guarantors;

                         (vi) No qualification of the Indenture under the 1939
                    Act is required in connection with the offer and sale of the Senior Subordinated Notes and Subsidiary Guarantees contemplated hereby or in connection with the Exempt Resales;

                         (vii) The Senior Subordinated Notes have been duly and
                    validly authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Senior Subordinated Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and the description of the Senior Subordinated Notes in the Offering Memorandum will conform in all material respects to such Senior Subordinated Notes;

                         (viii) The Subsidiary Guarantees to be endorsed on the
                    Senior Subordinated Notes have been duly and validly authorized by each Subsidiary Guarantor and when executed by the Subsidiary Guarantors in accordance with the Indenture and upon delivery to the Initial Purchasers, will have been validly issued and delivered, and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees;

                         (ix) The Exchange Notes have been duly and validly
                    authorized by the Company and when executed by the Company in accordance with the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, upon delivery in accordance with the terms of the Registered Exchange Offer and the Indenture, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, and the description of the Exchange Notes in the Offering Memorandum will conform in all material respects to such Exchange Notes;

                         (x) The Subsidiary Guarantees to be endorsed on the
                    Exchange Notes have been duly and validly authorized by the Company and when executed by the Subsidiary Guarantors in accordance with the terms of the Registered Exchange Offer and the Indenture, such

                    Subsidiary Guarantees will have been validly issued and delivered, and will constitute valid and binding obligations of the Subsidiary Guarantors entitled to the benefits of the Indenture, and the description of such Subsidiary Guarantees in the Offering Memorandum will conform in all material respects to such Subsidiary Guarantees;

                         (xi) Neither the offer, sale or delivery of the Senior
                    Subordinated Notes or the Subsidiary Guarantees, the execution, delivery or performance by the Company and the Subsidiary Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, compliance by the Company and the Subsidiary Guarantors with the provisions hereof or thereof nor consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby or thereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiary Guarantors or any material agreement, indenture, lease or other instrument known to such counsel after reasonable inquiry, to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any material agreement or instrument known to such counsel after reasonable inquiry, to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, nor will any such action result in any violation in any material respect of any existing law, or any regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement, the Act, the Exchange Act and the 1939 Act), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties;

                         (xii) No consent, approval, authorization or other
                    order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company or the Subsidiary Guarantors (except as may be required under state securities or Blue Sky laws governing the purchase, distribution and resale of the Senior Subordinated Notes) for the valid issuance and sale of the Senior Subordinated Notes and the Subsidiary Guarantees to, or resale by, the Initial Purchasers as contemplated by this Agreement;

                         (xiii) To the best knowledge of such counsel after
                    reasonable inquiry, (A) other than as described or contemplated in the Offering Memorandum (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries or to which the Company or any of the Subsidiaries or any of their properties, are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affects the issuance of the Senior Subordinated Notes or the Subsidiary Guarantees or the consummation of the transactions contemplated by this Agreement and (B) there are no material agreements, contracts, indentures, leases or other instruments, that are not described in the Offering Memorandum (or any amendment or supplement thereto);

                         (xiv) To the best knowledge of such counsel after
                    reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries;

                         (xv) The Company and each of the Subsidiaries (other
                    than Aviation Sales Company FSC, Ltd.) have full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect and except as may be required under the Blue Sky laws or state securities laws) to own their respective properties and to conduct their respective businesses as now being conducted, as described in the Offering Memorandum;

                         (xvi) The statements in the Offering Memorandum,
                    insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

                         (xvii) To the best knowledge of such counsel after
                    reasonable inquiry, except as described in the Offering Memorandum, no person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Senior Subordinated Notes or the right, as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the Act of any shares of Common Stock or other securities of the Company;

                         (xviii) When the Senior Subordinated Notes and the
                    Subsidiary Guarantees are issued and delivered pursuant to this Agreement, such Senior Subordinated Notes and Subsidiary Guarantees will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company or a Subsidiary Guarantor that is listed on a national securities exchange registered under
                    Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

                         (xix) No registration of the Senior Subordinated Notes
                    or the Subsidiary Guarantees under the Act is required for the sale of the Senior Subordinated Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Senior Subordinated Notes in the Exempt Resales is a Qualified Institutional Buyer, and
                    (B) the accuracy of the Initial Purchasers' representations and those of the Company in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales);

                         (xx) Such counsel is not aware of any material claim or
                    challenge by any other person to the rights of the Company and the Subsidiaries with respect to any patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by them or any of them or necessary for the conduct of their respective businesses;

                         (xxi) The Company is not required to deliver the
                    information specified in Rule 144A(d)(4) in connection with the offering and resale of the Senior Subordinated Notes by the Initial Purchasers;

                         (xxii) The Company is not required to obtain
                    stockholder consent for
                    the issuance or offering of the Senior Subordinated Notes;
                    and

                         (xxiii) Although such counsel have not undertaken,
                    except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering Memorandum, as of its respective date, and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Offering Memorandum and information furnished by or on behalf of the Initial Purchasers).

                         (xxiv) To the best knowledge of such counsel after
                    reasonable inquiry, those persons listed in the Offering Memorandum under the section entitled "Management -- Executive Officers" are the only persons who constitute executive officers of the Company and have been the only executive officers of the Company at all times since December 31, 1996.

                  In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of Florida and Delaware, provided that (1) each such local counsel is acceptable to the Initial Purchasers, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Initial Purchasers and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying thereon. Counsel may also rely upon certificates of officers of the Company and the Subsidiary Guarantors with respect to certain factual matters and upon certificates and assurances from public officials.

                  For purposes of their opinion as aforesaid, the term "to the best knowledge of such counsel after reasonable inquiry" or other similar words means the actual current knowledge of those attorneys in counsel's law firm who have provided services to the Company and the Subsidiary Guarantors, and that such counsel has, among other actions deemed appropriate by such counsel, made reasonable inquiries of those representatives of the Company and the Subsidiary Guarantors who are, in the judgment of such counsel, likely to know the facts upon which the opinion will be based and does not mean that such counsel has made searches of public records or inquiries of third parties to verify the facts underlying the opinion.

               (d) The Initial Purchasers shall have received on the Closing Date, an opinion of Paul, Hastings, Janofsky & Walker, special New York counsel for the Company and the Subsidiary Guarantors, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

                         (i) Each of this Agreement, the Registration Rights
               Agreement and (assuming due authorization, execution and delivery by the Trustee) the Indenture is a valid, legal and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the

               Company and the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

                         (ii) Each of the Senior Subordinated Notes and the
               Subsidiary Guarantees to be endorsed on the Senior Subordinated Notes, when executed by the Company and the Subsidiary Guarantors, respectively, and assuming due authentication by the Trustee of the Senior Subordinated Notes, upon delivery to the Initial Purchasers against payment therefore in accordance with the terms hereof, will constitute a valid, legal and binding obligation of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                         (iii) Each of the Exchange Notes and the Subsidiary
               Guarantees to be endorsed on the Exchange Notes, when executed by the Company and the Subsidiary Guarantors, respectively, and when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, upon delivery in accordance with the terms of the Registered Exchange Offer and the Indenture, will constitute a valid, legal and binding obligation of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                         (e) The Initial Purchasers shall have received on the
Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably request, and such counsel shall have received such certificates, documents and information as they may reasonably request to enable them to pass upon such matters.

                           (f) The Initial Purchasers shall have received
letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

                           (g)(i) There shall not have been any change in the
capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

                           (h) The Company and the Subsidiary Guarantors shall
not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                           (i) There shall not have been any announcement by
any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                           (j) The Senior Subordinated Notes shall have been
approved for trading on PORTAL.

                           (k) The Company and the Subsidiary Guarantors shall
have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

                  Any certificate or document signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor, respectively, to the Initial Purchasers as to the statements made therein.

                  8. EXPENSES. The Company and the Subsidiary Guarantors agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and the Subsidiary Guarantors of their obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Senior Subordinated Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Senior Subordinated Notes, including any stamp taxes in connection with the original issuance and sale of the Senior Subordinated Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Senior Subordinated Notes; (v) the application for quotation of the Senior Subordinated Notes on the PORTAL market; (vi) the qualification of the Senior Subordinated Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Company and the Subsidiary Guarantors of their obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Subsidiary Guarantors.

                  9. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

                  10. TERMINATION OF AGREEMENT. (a) This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of any Initial Purchaser to the Company or any Subsidiary Guarantor, by notice to the Company, if prior to the Closing Date,
(i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Senior Subordinated Notes on the terms set forth in the Offering Memorandum or to enforce contracts for the resale of the Senior Subordinated Notes by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.
                           (b) If on the Closing Date any one or more of the
Initial Purchasers shall fail or refuse to purchase the Senior Subordinated Notes which it or they have agreed to purchase hereunder on such date and the amount of Senior Subordinated Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total amount of Senior Subordinated Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the aggregate principal amount of such securities set forth opposite its name in Schedule I bears to the total amount of such Senior Subordinated Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as the Initial Purchasers may specify, to purchase the securities which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of such securities which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such aggregate amount of such Senior Subordinated Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase such Senior Subordinated Notes and the aggregate amount of Senior Subordinated Notes with respect to which such default occurs is more than one-tenth of the total amount of Senior Subordinated Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                  11. INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The statements set forth in the stabilization legend on page (i) and the last paragraph on the cover page in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

                  12. MISCELLANEOUS. Except as otherwise provided in Sections 4 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 6905 N.W. 25th Street, Miami, Florida 33172, Attention: Dale S. Baker, President, with a copy to Akerman, Senterfitt & Eidson, P.A., Suntrust International Center, 28th Floor, One Southeast Third Avenue, Miami, FL 33131,
Attention: Philip B. Schwartz or (ii) if to the Initial Purchasers, to care of Salomon Brothers Inc., Seven World Trade Center, New York, NY 10048, Attention:
Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company, the Subsidiary Guarantors, their directors, officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Senior Subordinated Notes in his status as such purchaser.

                  13. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                                              Very truly yours,

                                              AVIATION SALES COMPANY


                                              By: _____________________________
                                                       Name:
                                                       Title:

                                              AVIATION SALES OPERATING COMPANY


                                              By: _____________________________
                                                       Name:
                                                       Title:


                                              AVIATION SALES BEARINGS COMPANY


                                              By: _____________________________
                                                       Name:
                                                       Title:


                                              AVIATION SALES LEASING COMPANY


                                              By: _____________________________
                                                       Name:
                                                       Title:


                                              AVIATION SALES MANUFACTURING &
                                              REPAIR COMPANY


                                               By: _____________________________
                                                       Name:
                                                       Title:

                                          AVIATION SALES FINANCE COMPANY


                                              By: _____________________________
                                                   Name:
                                                   Title:


                                          AEROCELL STRUCTURES, INC.


                                              By: _____________________________
                                                   Name:
                                                   Title:



                                          AVS\KRATZ-WILDE MACHINE COMPANY


                                              By: _____________________________
                                                   Name:
                                                   Title:

                                          APEX MANUFACTURING INC.


                                              By: _____________________________
                                                   Name:
                                                   Title:



SALOMON BROTHERS INC
BT ALEX. BROWN INCORPORATED
CITICORP SECURITIES, INC.

By:  SALOMON BROTHERS INC


By: __________________________
      Managing Director

                                   SCHEDULE I


                                 NAME OF COMPANY



                                                   PRINCIPAL AMOUNT
INITIAL PURCHASER                                  OF SENIOR SUBORDINATED
-----------------                                  ----------------------
                                                   NOTES
                                                   -----

Salomon Brothers Inc                                           $82,500,000
BT Alex. Brown Incorporated                                    $57,750,000
Citicorp Securities Inc.                                       $24,750,000


     Total                                                    $165,000,000
                                                              ============